                                                                      Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

Set forth below is a list of subsidiaries of Wheelabrator Technologies Inc. as of December 31, 1994. Each subsidiary is organized under the laws of the jurisdiction indicated in parentheses following its name.

Bio Gro Acquisition Sub, Inc. (Delaware)
Resco Holdings Inc. (Delaware)
Johnson Filtration Systems (France) S.A. (France) Wheelabrator Sisson Lehman S.A. (France)
Johnson Filtration Systems Limited (Ireland)
Johnson Filtration Systems (Australia) Pty. Ltd. (Australia) Massachusetts Refusetech, Inc. (Delaware)
Pullman Torkelson Utility Fuels Company (Delaware)
Signal Overseas Capital Corporation N.V. (Neth. Ant.) Swindell-Dressler Energy Supply Company (Delaware) Swindell-Dressler Leasing Company (Delaware)
WESI Peekskill Inc. (Delaware)
WESI Westchester Inc. (Delaware)
Wheelabrator-Berger (Maschinenfabriken)GmbH (West Germany) Wheelabrator Clean Air Holdings Inc. (Delaware)
Wheelabrator Clean Air Systems Inc. (Illinois)
Westates Carbon-Arizona Inc. (Arizona)
Pullman Chimney of Canada Ltd. (Ontario)
Pullman Power Products Corporation (Delaware)
Pullman Power Products International Corporation (Delaware) Pullman Power Products of Ohio, Inc. (Ohio)
Wheelabrator Air Pollution Control Inc. (Delaware) Wheelabrator Clean Water Holdings Inc. (Delaware) Wheelabrator Clean Water Systems Inc. (Maryland)
EnviroLand, Incorporated (Michigan)
IPS Rochester Inc. (Delaware)
Soaring Vista Properties, Inc. (Maryland)
Wheelabrator Clean Water New Jersey Inc. (Delaware) Wheelabrator Cobb Inc. (Delaware)
Wheelabrator Hagerstown Inc. (Delaware)
Enviro-Gro Technologies, Inc. (New York)
Enviro-Gro Technologies II, Inc. (New York)
Wheelabrator Mexicana, S.A. de C.V. (Mexico)
Compania Mexicana de Aguas, S.A. de C.V. (Mexico)
Complata S.A. de C.V. (Mexico)
Wheelabrator Servicios Ambiantales, S.A. de C.V. (Mexico) Wheelabrator Clean Water Systems Canada Inc. (Ontario) Wheelabrator EOS Inc. (Delaware)

Envirotech Operating Services (Petaluma), Inc. (Delaware)
Wheelabrator EOS of Ohio Inc. (Delaware)
Wheelabrator EOS Puerto Rico Inc. (Delaware)
Wheelabrator EOS Canada Inc. (Ontario)
Wheelabrator Cleanfuel Corporation (Delaware)
Wheelabrator Coal Refinery Inc. (Delaware)
The Wheelabrator Corporation (Delaware)
Wheelabrator Canada Inc. (Ontario)
MPF Engineered Filtered Products Inc. (Ontario)
Wheelabrator Technologies (UK) Limited (United Kingdom)
Tilghman Wheelabrator Limited (United Kingdom)
Tilghman Wheelabrator Special Products Ltd. (United Kingdom)
Blastrac Europe Ltd. (United Kingdom)
JFS Limited (United Kingdom)
Neptune Nichols Limited  (United Kingdom)
Northedge Limited (United Kingdom)
R.B.S. Pension Trustees Limited (United Kingdom)
St. George's Engineering Ltd. (United Kingdom)
Tilghman (1988) Limited (United Kingdom)
Tilghman (Broadheath) Limited (United Kingdom)
Tilghman (Engineers) Limited (United Kingdom)
Wheelabrator do Brasil Limitada (Brazil)
Wheelabrator Energy Leasing Company (Delaware)
Wheelabrator Energy Systems Inc. (Delaware)
Wheelabrator Engineered Systems Inc. (Delaware)
Johnson Filtration Systems (Japan) Ltd. (Japan)
HPD Canada Limited (Illinois)
Mem Tech Inc. (Illinois)
Wheelabrator HPD Inc. (Illinois)
HPD/Procesos y Sistemas de Separacion, S.A. (Spain)
APEREC (France)
HPD Technologies B.V. (Netherlands)
Wheelabrator Engineered Systems International Holdings Inc. (Delaware) Darchet Engineering and Water Treatment Pte. Ltd. (Singapore)
Darchet Industrial Water Pte. Ltd. (Singapore)
Darchet (M) Sdn Bhd (Malaysia)
Darchet Industrial Water (M) Sdn Bhd (Malaysia)
Darchet Industrial Water (Penang) Sdn Bhd (Malaysia)
RWB Beheer B.V. (The Netherlands)
Rossmark - van Wijk & Boerma Waterbehandeling B.V. (The Netherlands) P.V. Pacific Private Ltd. (Singapore)
P.V. Pacific (Malaysia) Sdn.Bhd. (Malaysia)
RWB Belgium N.V./S.A. (Belgium)
Miller-Rossmark Ltd. (United Kingdom)

Wheelabrator Environmental Systems Inc. (Delaware)
Bensalem Power Company (Pennsylvania)
NH/VT Energy Recovery Corporation (New Hampshire)
North Broward Holdings Inc. (Delaware)
Wheelabrator North Broward Inc. (Delaware)
North Broward County Resource Recovery Project, Inc. (Florida)
Riley Energy Systems of Lisbon Corporation (Delaware)
Riley Energy Systems of Lisbon Connecticut Corp. (Connecticut)
SES Bridgeport Inc. (Delaware)
SES Brooklyn Inc. (Delaware)
SES Brooklyn Navy Yard Inc. (Delaware)
SES Connecticut Inc. (Delaware)
SES Seattle Inc. (Delaware)
Signal Capital Sherman Station Inc. (Delaware)
Signal RESCO, Inc. (Delaware)
South Broward Holdings Inc. (Delaware)
Wheelabrator South Broward Inc. (Delaware)
South Broward County Resource Recovery Project, Inc. (Florida)
WESI Baltimore Inc. (Delaware)
WESI Capital Inc. (Delaware)
WESI Peabody Inc. (Delaware)
WESI Saugus Inc. (Delaware)
Wheelabrator Albion Inc. (Delaware)
Wheelabrator Albion Power Inc. (Delaware)
Wheelabrator Baltimore Inc. (Delaware)
Wheelabrator Bridgeport Inc. (Delaware)
Wheelabrator Cedar Creek Inc. (Delaware)
Wheelabrator Concord Inc. (Delaware)
Wheelabrator Connecticut Inc. (Delaware)
Wheelabrator Culm Services Inc. (Delaware)
Wheelabrator Epping Inc. (Delaware)
Wheelabrator Falls Inc. (Delaware)
Wheelabrator Frackville Energy Company Inc. (Delaware)
Wheelabrator Frackville Properties Inc. (Delaware)
Wheelabrator Fuel Services Inc. (Delaware)
Wheelabrator Genesee Inc. (Delaware)
Wheelabrator Gloucester Inc. (Delaware)
Wheelabrator Hudson Energy Company Inc. (Delaware)
Wheelabrator McKay Bay Inc. (Florida)
Wheelabrator Mecklenburg Inc. (Delaware)
Wheelabrator Millbury Inc. (Delaware)
Wheelabrator NHC Inc. (Delaware)
Wheelabrator Norwalk Energy Company Inc. (Delaware)
Wheelabrator New Hampshire Inc. (Delaware)

Wheelabrator New Jersey Inc. (Delaware)
Wheelabrator North Shore Inc. (Delaware)
Wheelabrator Penacook Inc. (Delaware)
Wheelabrator Pinellas Inc. (Delaware)
Wheelabrator Plant Services Inc. (Delaware)
Wheelabrator Polk Inc. (Delaware)
Wheelabrator Putnam Inc. (Delaware)
Wheelabrator Ridge Energy Inc. (Delaware)
Wheelabrator San Diego Inc. (Delaware)
Wheelabrator Saugus Inc. (Delaware)
Wheelabrator Shasta Energy Company Inc. (Delaware)
Wheelabrator Sherman Station One Inc. (Delaware)
Wheelabrator Sherman Station Two Inc. (Delaware)
Wheelabrator Shrewsbury Inc. (Delaware)
Wheelabrator Spokane Inc. (Delaware)
Wheelabrator Tidewater Inc. (Delaware)
Wheelabrator Fuels Service Corporation (Delaware)
Wheelabrator Coal Services Company (Delaware)
Wheelabrator Land Resources Inc. (Delaware)
Wheelabrator Sinto do Brasil Equipamentos Industriais Ltda. (Brazil)
Wheelabrator Utility Services Inc. (Delaware)
WTI International Energy Inc. (Delaware)
WTI China One Inc. (Delaware)
WTI China Two Inc. (Delaware)
WTI China Three Inc. (Delaware)
WTI China Four Inc. (Delaware)
WTI Rust Holdings Inc. (Delaware)
Signal Own-And-Operate Inc. (Delaware)
WTI Asia Pacific (Pte) Ltd. (Singapore)
WTI International Holdings Inc. (Delaware)
Wheelabrator Technologies/Rust International Charitable Foundation Inc. (Delaware)

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